EXHIBIT 23.2

Shelley International CPA

144 S. Mesa Drive #E

Mesa, AZ  85210

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Form S-8 for Tankless Systems Worldwide, Inc. of our report dated April 19, 2004 relating to the December 31, 2003 annual report of the Registrant, which appears in such form.

/s/ Mark Shelley CPA

Shelley International CPA

Mesa, Arizona

March 24, 2005

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